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                                                                     EXHIBIT 4.8


                               FIRST AMENDMENT TO
                              INVESTMENT AGREEMENT

     This Amendment, dated as of February __, 2003 (the "Amendment"), to the Investment Agreement, dated April 28, 2000 (the "Investment Agreement") is entered into among iDine Rewards Network Inc. (formerly known as Transmedia Network Inc.), a Delaware corporation (the "Company"), Minotaur Partners II, L.P., an Illinois limited partnership ("MP II"), ValueVision International Inc., a Minnesota corporation, Dominic Mangone and Raymond Bank (each of the foregoing parties, other than the Company, individually, an "Investor" and collectively, the "Investors").

     WHEREAS, simultaneously with the execution of this Amendment, the parties hereto and Samstock, L.L.C. are terminating that certain Co-Sale and Voting Agreement, dated as of April 28, 2000 (the "Co-Sale and Voting Agreement"), among the Company, the Investors and Samstock, L.L.C.;

     WHEREAS, the parties wish to amend the Investment Agreement to reflect the termination of the Co-Sale and Voting Agreement and to make certain other changes to the Investment Agreement;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the parties hereto agree as follows:

     1. All references to the Co-Sale and Voting Agreement contained in the Investment Agreement are hereby deleted in their entirety.

     2. Article IV of the Investment Agreement is hereby deleted in its entirety and replaced by the phrase "Intentionally Omitted."

     3. All references to Article IV contained in the Investment Agreement are hereby deleted in their entirety.

     4. Section 5.2(b) will not apply to any Minotaur Contracting Party.

     5. In connection with the distribution of the Shares and Warrants to its partners, MP II may assign to its general partners, consistent with Section 5.8, the right to require the Company to register Registrable Securities as provided in Article V of the Investment Agreement.

     6. Amendment of Section 7.2. Section 7.2 is hereby amended to read in its entirety as follows:

     "Section 7.2. Until they may be sold without compliance with subsections
(c), (d), (e), (f) and (h) of Rule 144 under the Act:

     (a) Certificates representing any Shares or Warrant Shares shall contain a legend in substantially the following form:

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     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under such Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of such Act and such laws."

     (b) Each Warrant shall contain a legend in substantially the form indicated on the form of Warrant attached as Exhibit A to the Stock Purchase and Sale Agreement, dated as of April 28, 2000, among the Company and the Investors."

     7. Pursuant to Section 7.4, MP II, prior to transferring any Shares or Warrant Shares or Warrants, will cause each Minotaur Investor to whom such Shares or Warrant Shares or Warrants are to be transferred, to execute and deliver to the Company a Joinder Agreement in the form attached hereto as Annex A.

     8. In connection with any sale in the public markets of Shares or Warrant Shares by a Minotaur Contracting Party to any purchaser who is not a Minotaur Investor or otherwise a party to the Investment Agreement, such purchaser shall not be deemed to be an assignee under the Investment Agreement and shall not have any rights or assume any obligations thereunder, and shall not be obligated to sign a Joinder Agreement.

     9. Except as amended herein, the Investment Agreement shall remain in full force and effect.

     10. MP II has delivered to the Company the resignation of its designee to the Board of Directors which becomes effective as of the effective date of the Amendment, and MP II shall have no further right to designate a Director to serve on the Board of Directors of the Company.

     11. The Amendment shall become effective on February __, 2003.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

                                       IDINE REWARDS NETWORK INC.



                                       By:______________________________________
                                          Name:
                                          Title:

                                       MINOTAUR PARTNERS II, L.P.



                                       By:______________________________________
                                          Name:
                                          Title:

                                       VALUEVISION INTERNATIONAL INC.



                                       By:______________________________________
                                          Name:
                                          Title:



                                       _________________________________________
                                       Dominic Mangone



                                       _________________________________________
                                       Raymond Bank

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                                                                         Annex A

                               Joinder Agreement

iDine Rewards Network Inc.

Minotaur Partners II, L.P.

ValueVision International Inc.

Dominic Mangone

Raymond Bank

Re: Investment Agreement, dated as of April 28, 2000, as amended by the First Amendment to Investment Agreement, dated as of January __, 2003, (the "Agreement"), among iDine Rewards Network Inc. (the "Company"), Minotaur Partners II, L.P. ("MP II"), ValueVision International Inc., Dominic Mangone and Raymond Bank

Ladies and Gentlemen:

          Pursuant to Section 7.4 of the above-referenced Agreement the undersigned, as a transferee from MP II of Shares of Common Stock and/or Warrants of the Company, agrees to be legally bound by the Agreement to the same extent as if he had signed the Agreement as an original signatory as a Minotaur Investor.

Executed as of the ____ day of _____________ , 2003.



                                                            Very Truly Yours,

                                                            ____________________
                                                            Name: